                                                      EXHIBIT 1.1

20,000,000 Capital Securities

BAC CAPITAL TRUST I
(a Delaware Trust)

7% Capital Securities
(Liquidation Amount of $25 per Capital Security)

UNDERWRITING AGREEMENT
_______________

December 6, 2001
Banc of America Securities LLC
as the Representative of the several Underwriters
c/o Banc of America Securities LLC
100 North Tryon Street, 7th Floor
Charlotte, North Carolina 28255

Ladies and Gentlemen:

     BAC Capital Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. §3801 et seq.), and Bank of America Corporation, a Delaware corporation (the "Company" and, together with the Trust, the "Offerors"), confirm their agreement (the "Agreement") with Banc of America Securities LLC and each of the several Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term also shall include any underwriter substituted as hereinafter provided in Section 8 hereof), for whom Banc of America Securities LLC is acting as the Representative (in such capacity, the "Representative"), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of 7% Capital Securities (liquidation amount of $25 per capital security) of the Trust (the "Initial Capital Securities") set forth in Schedule A attached hereto. As described in Section 2(c), the Trust also grants to the Underwriters, severally and not jointly, the option (the "Option") to purchase up to 3,000,000 additional 7% capital securities (liquidation amount of $25 per capital security) of the Trust (the "Option Capital Securities" and, together with the Initial Capital Securities, the "Capital Securities") solely to cover over-allotments. The Capital Securities will be guaranteed on a subordinated basis by the Company, to the extent set forth in the Prospectus (as defined herein), with respect to distributions and payments upon liquidation, redemption and otherwise (the "Capital Securities Guarantee") pursuant to the Capital Securities Guarantee Agreement, to be dated as of December 14, 2001, and as may be amended, if necessary, in connection with an exercise of the Option (the "Capital Securities Guarantee Agreement"), between the Company and The Bank of New York, as trustee (the "Guarantee Trustee"), and will be entitled to the benefits of certain back-up undertakings described in the Prospectus (as defined herein) with respect to the Company's agreement pursuant to the First Supplemental Indenture (as defined herein) to pay all expenses relating to

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administration of the Trust (other than payment obligations with respect to the Capital Securities). The Capital Securities and the related Capital Securities Guarantees are referred to herein as the "Securities."

     The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-70984) and a related prospectus for the registration under the Securities Act of 1933, as amended (the "1933 Act") of (i) the Capital Securities, (ii) the Capital Securities Guarantee, and (iii) the Junior Subordinated Notes (as defined below) to be issued and sold to the Trust by the Company, have filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended) and the prospectus constituting a part thereof (including, in each case, all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that, if any revised prospectus shall be provided to the Underwriters by the Offerors for use in connection with the offering of the Capital Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Offerors pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

     The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered and the Declaration (as defined herein), the Indenture (as defined herein) and the Capital Securities Guarantee have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds to the Trust from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), as guaranteed on a subordinated basis by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption thereof (the "Common Securities Guarantee" and, together with the Capital Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement, to be dated as of December 14, 2001, and as may be amended, if necessary, in connection with an exercise of the Option (the "Common Securities Guarantee Agreement" and, together with the Capital Securities Guarantee Agreement, the "Guarantee

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Agreements") and will be used by the Trust to purchase $500,000,000 aggregate principal amount of 7% Junior Subordinated Notes, due 2031 (the "Junior Subordinated Notes") issued by the Company (and such additional aggregate principal amount of Junior Subordinated Notes as may be necessary if the Option is exercised), under the Indenture (as defined herein). The Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of December 6, 2001 (the "Declaration") (as may be further amended, if necessary, subject to the exercise of the Option), among the Company, as Sponsor, James T. Houghton and Karen A. Gosnell, as trustees (the "Regular Trustees"), The Bank of New York (Delaware), a Delaware banking corporation (as "Delaware Trustee"), and The Bank of New York, a New York banking corporation, as property trustee (the "Property Trustee" and, together with the Delaware Trustee and Regular Trustees, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Junior Subordinated Notes will be issued pursuant to a restated indenture, dated as of November 1, 2001 (the "Base Indenture"), between the Company and The Bank of New York, as trustee (the "Debt Trustee"), and a first supplement to the Base Indenture, to be dated as of December 14, 2001 (the "First Supplemental Indenture," and together with the Base Indenture and any other amendments or supplements thereto which may be required in connection with the exercise of the Option, the "Indenture"), between the Company and the Debt Trustee.

        SECTION 1.  REPRESENTATIONS AND WARRANTIES. (a)  The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Time (as hereinafter defined) and as of the Option Closing Time (as hereinafter defined), if any, as follows:

     (i)   At the time the Registration Statement became effective and as of the date hereof, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, dated the date hereof (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriters by the Trust for use in connection with the offering of the Securities and that differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case, at the time it is first provided to the Underwriters for such use) and at Closing Time or Option Closing Time referred to in Section 2 hereof, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Offerors make no representations or warranties as to (A) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Forms T-1) under the 1939 Act of the Debt Trustee, the Property Trustee or the Guarantee Trustee or (B) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Offerors by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement and the Prospectus and actually included therein.

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     (ii)   The documents incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus, at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations").

     (iii)   To the best knowledge of the Offerors, PricewaterhouseCoopers LLP, the accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

     (iv)  The Trust has been duly created and is validly existing and in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Capital Securities, the Common Securities and the Declaration; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

    (v)  The Common Securities have been duly authorized by the Trust pursuant to the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and, subject to the terms of the Declaration, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights.

     (vi)  This Agreement has been duly authorized, executed and delivered by each of the Offerors.

     (vii)  The Declaration has been duly authorized by the Company, as Sponsor, and when validly executed and delivered by the Company and the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will be a valid and binding obligation of the Company, the Trust and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy (collectively, the "Permitted Exceptions") and will conform to all statements relating thereto in the Prospectus; and the Declaration has been duly qualified under the 1939 Act.

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     (viii)  Each of the Guarantee Agreements has been duly authorized by the Company and, when validly executed and delivered by the Company, and, in the case of the Capital Securities Guarantee Agreement, assuming due authorization, execution and delivery of the Capital Securities Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Permitted Exceptions, and each of the Guarantees and the Guarantee Agreements will conform to all statements relating thereto contained in the Prospectus; and the trust pursuant to the Capital Securities Guarantee Agreement has been duly qualified under the 1939 Act.

     (ix)  The Capital Securities have been duly authorized by the Trust pursuant to the Declaration and, when issued and delivered pursuant to this Agreement against payment of the consideration therefor set forth in Schedule B hereto, will be validly issued and, subject to the terms of the Declaration, fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Declaration and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Capital Securities is not subject to preemptive or other similar rights; and, subject to the terms of the Declaration, holders of Capital Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

     (x)  Each of the Regular Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

     (xi)  None of the Offerors is, and upon the issuance and sale of the Capital Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus none will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

     (xii)  No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale of the Common Securities or the offering of the Capital Securities, the Junior Subordinated Notes or the Capital Securities Guarantee hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and the qualification of the Declaration, the Capital Securities Guarantee Agreement and the Indenture under the 1939 Act.

          (b)   The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time, and as of the Option Closing Time, if any, as follows:

     (i)  The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the Commission the Registration Statement, which has been declared effective. The Registration Statement meets the requirements of Rule 415(a)(1) under the 1933 Act and complies in all other material respects with said Rule.

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     (ii)  The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba; provided, however, that in the event that such Section 517.075 shall be repealed, or amended such that issuers shall no longer be required to disclose in prospectuses information regarding business activities in Cuba or that a broker, dealer or agent shall no longer be required to obtain a statement from issuers regarding such compliance, then this representation and agreement shall be of no further force and effect.

   (iii)  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust or the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

     (iv)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus, to enter into and perform its obligations under this Agreement, the Declaration, as Sponsor, the Indenture and each of the Guarantee Agreements and to purchase, own, and hold the Common Securities issued by the Trust; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or in good standing which, taken as a whole, are not material to the Company and its subsidiaries, considered as one enterprise.

     (v)  Bank of America, N.A. (or the successor(s) to such entity) (the "Principal Subsidiary Bank") is a national banking association formed under the laws of the United States and authorized thereunder to transact business; all of the issued and outstanding capital stock of the Principal Subsidiary Bank has been duly authorized and validly issued, is fully paid and non-assessable; and the capital stock of the Principal Subsidiary Bank is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

     (vi)  The Indenture has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Permitted Exceptions; the Indenture will conform to all statements relating thereto contained in the Prospectus; and the Indenture has been duly qualified under the 1939 Act.

     (vii)  The Junior Subordinated Notes have been duly authorized by the Company and, when duly executed by the Company and authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable

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against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Permitted Exceptions, and will be in the form contemplated by, and, subject to the Permitted Exceptions, entitled to the benefits of, the Indenture and will conform to all statements relating thereto in the Prospectus.

     (viii)  The Company's obligations under the Guarantee Agreements are subordinate and junior in right of payment to all liabilities of the Company and are pari passu with the most senior preferred stock issued by the Company.

     (ix)  The Junior Subordinated Notes are subordinated and junior in right of payment to all "Senior Obligations" (as defined in the Indenture) of the Company.

     (x)   Each holder of securities of the Company having rights to the registration of such securities under the Registration Statement has waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intention to file the Registration Statement.

     (xi)  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Principal Subsidiary Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Principal Subsidiary Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or the Principal Subsidiary Bank is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement), nor will such action result in any material violation of the provisions of the articles of incorporation or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

         (c)  Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          (d)  The Trust represents and warrants to each Underwriter as of the date hereof and as of the Closing Time and as of the Option Closing Time, if any, as follows:

      (i)  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Trust, other than in the ordinary course of business, which are material with respect to the Trust.

     (ii)  Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign,

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now pending or, to the best knowledge of the Trust, threatened, against or affecting the Trust that is required to be disclosed in the Prospectus, other than actions, suits or proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the condition, financial or otherwise, or in the earnings or business affairs of the Trust, whether or not arising in the ordinary course of business; and there are no transactions, contracts or documents of the Trust that are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations that have not been so filed.

     (iii)  The Trust possesses adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies to conduct the business now operated by it, and the Trust has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would materially and adversely affect the condition, financial or otherwise, or in the earnings or business affairs of the Trust.

   (iv)  The execution, delivery and performance of this Agreement and the Declaration, the issuance and sale of the Capital Securities and the Common Securities, and the consummation of the transactions contemplated herein and therein and compliance by the Trust with its obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) on the part of the Trust and do not and will not result in any violation of the Declaration or Certificate of Trust for the Trust dated as of September 26, 2001 (the "Certificate of Trust") and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties (except for conflicts, breaches, violations or defaults which would not, individually or in the aggregate, be materially adverse to the Trust, or materially adverse to the transactions contemplated by this Agreement).

         (e)  Each certificate signed by any Trustee of the Trust and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Trust to each Underwriter as to the matters covered thereby.
SECTION 2  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.
          (a)  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per security set forth in the Schedule B, the number of Initial Capital Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in

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Schedule B), plus any additional number of Initial Capital Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.

          The purchase price per security to be paid by the several Underwriters for the Initial Capital Securities shall be an amount equal to the initial public offering price. The initial public offering price per Capital Security shall be a fixed price to be determined by agreement between the Representative and the Offerors. The initial public offering price and the purchase price are set forth in Schedule B. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Initial Capital Securities will be used to purchase the Junior Subordinated Notes of the Company, the Company hereby agrees to pay at Closing Time to the Underwriters, a commission per Initial Capital Security determined by agreement between the Representative and the Company for the Initial Capital Securities to be delivered by the Trust hereunder at Closing Time. The commission is set forth in Schedule B.

         (b)   Payment of the purchase price for, and delivery of certificates for, the Initial Capital Securities shall be made at the office of Stroock & Stroock & Lavan LLP, or at such other place as shall be agreed upon by the Representative, the Company and the Trust, at 10:00 A.M. New York time on the third business day (unless postponed in accordance with the provisions of Section 8) after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Trust and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Trust by wire transfer or certified or official bank check or similar same day funds payable to the order of the Trust to an account designated by the Trust, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Initial Capital Securities to be purchased by them. Unless otherwise agreed, certificates for the Initial Capital Securities shall be in the form set forth in the Declaration, and such certificates shall be deposited with a custodian (the "Custodian") for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC.

           At the Closing Time, or at the Option Closing Time, as the case may be, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under this Section 2 hereof by wire transfer or certified or official bank check or checks payable to the Representative in same day funds.

           (c)  In addition, on the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Trust grants the Option to the Underwriters, severally and not jointly, to purchase up to an additional 3,000,000 Option Capital Securities at the same price per security determined as provided above for the Initial Capital Securities plus any accrued distributions thereon. The Option hereby granted may only be exercised once and will expire 14 days after the date hereof, and may be exercised, in whole or in part, only for the purpose of covering over-allotments upon written notice by the Representative to the Trust and the Company setting forth the number of Option Capital Securities as to which the several Underwriters are exercising the Option. The Representative, the Trust and the Company shall mutually agree on the time and date of payment and delivery of the Option Capital Securities. Such time and date of delivery (the "Option Closing Time") shall not be later than six business days after the exercise of the Option and not in any event prior to the Closing Time. If the Option is exercised as to all or any portion of the Option Capital Securities, the

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Option Capital Securities as to which the Option is exercised shall be purchased by the Underwriters severally and not jointly, in proportion to, as nearly as practicable, their respective Initial Capital Securities underwriting obligations as set forth on Schedule A. The Company hereby agrees to pay at the Option Closing Time to the Representative, for the accounts of the several Underwriters, a commission per Option Capital Security equal to the commission set forth on Schedule B.

              In addition, in the event that any or all of the Option Capital Securities are purchased by the Underwriters, delivery and payment for the Option Capital Securities shall be made at the offices of Stroock & Stroock & Lavan LLP, or at such other place as the Trust, the Company and the Representative shall determine, at the specified Option Closing Time. Delivery of the Option Capital Securities shall be made to the Representative against payment by the Underwriters through the Representative of the purchase price thereof to or upon the order of the Trust in the manner set forth in Section 2(b) above. Unless otherwise agreed, certificates for the Option Capital Securities shall be in the form set forth in the Declaration, and such certificates shall be deposited with the Custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.

             SECTION 3.  COVENANTS OF THE OFFERORS. Each of the Offerors jointly and severally covenants with each Underwriter as follows:

             (a)    Prior to the termination of the offering of the Capital Securities, the Offerors will notify the Representative promptly, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the filing of any supplement to the Prospectus or any document filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus (other than with respect to a document filed with the Commission pursuant to the 1934 Act which will be incorporated by reference in the Registration Statement and Prospectus), (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto (other than such a request with respect to a document filed with the Commission pursuant to the 1934 Act which will be incorporated by reference in the Registration Statement and Prospectus), and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b)  Prior to the termination of the offering of the Capital Securities, the Offerors (1) will give the Representative notice of their intention to file or prepare (i) any amendment to the Registration Statement (including any post-effective amendment) (other than with respect to a document filed with the Commission pursuant to the 1934 Act which will be incorporated by reference in the Registration Statement and Prospectus), or (ii) any amendment or supplement to the Prospectus (including any revised prospectus which the Offerors propose for use by the Underwriters in connection with the offering of the Capital Securities which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933

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Act Regulations) (other than with respect to a document filed with the Commission pursuant to the 1934 Act which will be incorporated by reference in the Registration Statement and Prospectus), will furnish the Representative with copies of any such amendment, supplement or other document within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or other document or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object and (2) will furnish the Representative with copies of any document that will be incorporated by reference in the Prospectus whether pursuant to the 1933 Act, the 1934 Act or otherwise. Subject to the foregoing, the Offerors will file the final Prospectus pursuant to Rule 424(b) and Rule 430A under the 1933 Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement.

          (c)   The Offerors will deliver to the Representative as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representative may reasonably request and will also deliver to the Representative a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

          (d)  The Offerors will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations.

          (e)  If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Capital Securities, except with respect to any such delivery requirement imposed upon an affiliate of the Offerors in connection with any secondary market sales, any event shall occur as a result of which the Prospectus as then amended or supplemented will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading or if it shall be necessary to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will, subject to paragraph (b) above, promptly prepare and file with the Commission such amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Capital Securities, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

           (f)  The Offerors will endeavor, in cooperation with the Underwriters, to qualify the Capital Securities (and the Capital Securities Guarantee) and the Junior Subordinated Notes for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Underwriters may designate; provided, however, that none of the Offerors shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

           (g)  The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but not later than 90 days after the close of the period

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covered thereby, an earnings statement (which need not be audited) of the Company and its subsidiaries, covering an applicable period beginning not later than the first day of the Company's fiscal quarter next following the "Effective Date" (as defined in Rule 158(c) under the 1933 Act) of the Registration Statement, which will satisfy the provisions of Section 11(a) of the 1933 Act.

          (h)  The Offerors will use reasonable efforts to effect the listing of the Capital Securities on the New York Stock Exchange; if the Capital Securities are exchanged for Junior Subordinated Notes, the Company will use its reasonable efforts to effect the listing of the Junior Subordinated Notes on the exchange on which the Capital Securities were then listed.

          (i)  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

           SECTION 4.  PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of each Offerors' obligations under this Agreement, and will pay: (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Capital Securities, (iii) the fees and disbursements of the Company's and the Trust's counsel and accountants, (iv) the qualification of the Capital Securities, the Capital Securities Guarantee and the Junior Subordinated Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of Stroock & Stroock & Lavan LLP, counsel for the Underwriters, in connection therewith and in connection with the preparation of any blue sky survey, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of any blue sky survey, (vii) the fee of the National Association of Securities Dealers, Inc. (the "NASD"), if applicable, (viii) the fees and expenses of the Debt Trustee, including the fees and disbursements of counsel for the Debt Trustee in connection with the Indenture and the Junior Subordinated Notes, (ix) the fees and expenses of the Property Trustee, the Delaware Trustee and the Guarantee Trustee, including the fees and disbursements of counsel for the Delaware Trustee in connection with the Declaration and the Certificate of Trust; (x) any fees payable in connection with the rating of the Capital Securities and Junior Subordinated Notes; (xi) the cost and charges of any transfer agent or registrar; (xii) the fees and expenses incurred in connection with the listing of the Capital Securities and, if applicable, the Junior Subordinated Notes on the New York Stock Exchange; and (xiii) the cost of qualifying the Capital Securities with DTC.

            If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 7 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Stroock & Stroock & Lavan LLP, counsel for the Underwriters.

            SECTION 5.  CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors herein contained or in certificates of officers of the Company or

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trustees of the Trust, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

           (a)  The Registration Statement shall have become effective prior to the date hereof or at such later time and date as may be approved by the Representative and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Regulations and in accordance with Section 3(b), and prior to Closing Time, the Offerors shall have provided evidence satisfactory to the Representative of such timely filing.

           (b)  At Closing Time the Representative shall have received:

                   (1)  The favorable opinion of Smith Helms Mulliss & Moore, L.L.P., counsel for the Company and the Trust, dated as of the Closing Time, to the effect of paragraphs (i) and (v) through (xviii) below, and the favorable opinion of the General Counsel or any Deputy Assistant General Counsel or Associate General Counsel to the Company, dated as of the Closing Time, to the effect of paragraphs (ii), (iii) and (iv) below:

         (i)  The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties, conduct its business as described in the Prospectus and perform its obligations under this Agreement, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; the Principal Subsidiary Bank is a national banking association formed under the laws of the United States and authorized thereunder to transact business.

          (ii)  Each of the Company and the Principal Subsidiary Bank is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that the Company or the Principal Subsidiary Bank, as the case may be, is required to be so qualified or licensed.

        (iii)  All the outstanding shares of capital stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. § 55, as amended) non-assessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of common stock of the Principal Subsidiary Bank (except directors' qualifying shares) are owned, directly or indirectly, by the Company free and clear of any perfected security interest and, to the best knowledge of such counsel, any other security interests, claims, liens or encumbrances.

        (iv)  To the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract, or other document of a character

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required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

        (v)  The Registration Statement has become effective under the 1933 Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.

       (vi)  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to the Permitted Exceptions, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws).

       (vii)  No authorization, approval, consent or order of, or filing with, any court or governmental authority or agency is required on behalf of the Company or the Trust in connection with the offering, issuance or sale of the Initial Capital Securities, the Capital Securities Guarantee and the Junior Subordinated Notes by the Offerors, except (A) such as may be required under the 1933 Act and the 1933 Act Regulations and such as may be required under the blue sky or insurance laws of any jurisdiction, and (B) the qualification of the Declaration, the Capital Securities Guarantee Agreement and the Indenture under the 1939 Act.

       (viii)  The Declaration has been duly authorized, executed and delivered by the Company and the Regular Trustees and has been duly qualified under the 1939 Act.

       (ix)  Each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company; the Capital Securities Guarantee Agreement, assuming it is duly authorized, executed and delivered by the Guarantee Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; and the Capital Securities Guarantee Agreement has been duly qualified under the 1939 Act. The Common Securities Guarantee Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions.

     (x)  The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by the Debt Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; the Indenture has been duly qualified under the

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1939 Act; and the Indenture conforms in all material respects to the description thereof in the Prospectus, as supplemented or amended.

      (xi)  The Junior Subordinated Notes have been duly authorized and executed by the Company and, when authenticated by the Trustee in the manner provided in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; and the Junior Subordinated Notes conform in all material respects to the description thereof in the Prospectus, as supplemented or amended.

     (xii)  Neither the Company nor the Trust is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act.

      (xiii)  The forms of the Common Securities and the Initial Capital Securities and the Declaration conform in all material respects to the description thereof contained in the Prospectus.

       (xiv)  All of the issued and outstanding Common Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

       (xv)  The Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

       (xvi)  This Agreement has been duly executed and delivered by the Trust.

       (xvii)  Neither the issuance and sale of the Notes, the consummation of any other of the transactions contemplated by this Agreement nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under any provision of applicable law or the Certificate of Incorporation or the Bylaws of the Company, each as amended to date, or the terms of any material indenture or other agreement or instrument known to such counsel and to which the Company or the Principal Subsidiary Bank is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank.

      (xviii)  If the Initial Capital Securities are to be listed on the New York Stock Exchange, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Offerors have filed a preliminary listing application and all required supporting documents with respect to the Initial Capital Securities with the New York Stock Exchange and such counsel has no reason to believe that the Initial Capital Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution.

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       In giving their opinions required by this Section, but without opining in connection therewith, such counsel shall each additionally state, that although he or it has not independently verified, is not passing upon and assumes no responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement, that nothing has come to his or its attention that has caused him or it to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference, therein, as to which counsel need make no statement), at the time it became effective or as of the date of his or its respective opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), as at the date hereof or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       In rendering such opinions, such counsels may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina, the General Corporate Law of the State of Delaware, or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on the representations and warranties of the Offerors contained herein or in the Declaration, the Indenture, the Guarantee Agreements, that certain subscription agreement, of even date herewith, between the Company and the Trust covering the Common Securities and that certain note purchase agreement, of even date herewith, between the Company and the Trust, or on certificates of responsible officers of the Company and its subsidiaries and public officials.

                   (2)  The favorable opinion of Richards, Layton & Finger P.A., Special Delaware counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

          (i)  The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a business trust have been made; the Trust has all necessary power and authority to own property and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Initial Capital Securities and the Common Securities.

          (ii)  Assuming due authorization, execution and delivery by the Company and the Trustees, the Declaration is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions.

          (iii)  The Common Securities have been duly authorized by the Declaration and are validly issued and represent undivided beneficial interests in the assets of the Trust.

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          (iv)  The Initial Capital Securities have been duly authorized by the Declaration and are validly issued and, subject to the terms of the Declaration, when delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable beneficial interests in the assets of the Trust; the holders of the Initial Capital Securities will, subject to the terms of the Declaration, be entitled to the same limitation of personal liability under Delaware law as is extended to stockholders of private corporations for profit; and the issuance of the Initial Capital Securities is not subject to preemptive or other similar rights.

          (v)  This Agreement has been duly authorized by the Trust.

          (vi)  The issuance and sale by the Trust of the Initial Capital Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated hereby and the compliance by the Trust with its obligations hereunder will not violate (A) any of the provisions of the Certificate of Trust or the Declaration or (B) any applicable Delaware law or administrative regulation.

                    (3)  The favorable opinion of Richards, Layton & Finger P.A., Special Delaware counsel to The Bank of New York (Delaware), in form and substance satisfactory to counsel for the Underwriters, to the effect that:

           (i)  The Bank of New York (Delaware) is a Delaware banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration.

          (ii)  The execution, delivery and performance by the Delaware Trustee of the Declaration have been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Declaration has been duly executed and delivered by the Delaware Trustee, and constitutes the legal, valid and binding obligation of the Delaware Trustee, enforceable against the Delaware Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions.

         (iii)  The execution, delivery and performance of the Declaration by the Delaware Trustee does not conflict with or constitute a breach of the articles of organization or bylaws of the Delaware Trustee.

        (iv)  No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Declaration.

                   (4)  The favorable opinion, dated as of Closing Time, of Emmett, Marvin & Martin, LLP, counsel to The Bank of New York, as Debt Trustee under the Indenture, as Guarantee Trustee under the Capital Securities Guarantee Agreement, and as Property Trustee under the Declaration, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

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          (i)  The Bank of New York is a New York banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of New York with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration, the Indenture and the Capital Securities Guarantee Agreement.

        (ii)  The execution, delivery and performance by the Debt Trustee of the Indenture, the execution, delivery and performance by the Property Trustee of the Declaration, and the execution, delivery and performance by the Guarantee Trustee of the Capital Securities Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Debt Trustee, the Property Trustee and the Guarantee Trustee, respectively. The Indenture has been duly executed and delivered by the Debt Trustee, and constitutes the legal, valid and binding obligations of the Debt Trustee, enforceable against the Debt Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions. The Declaration has been duly executed and delivered by the Property Trustee, and constitutes the legal, valid and binding obligations of the Property Trustee, enforceable against the Property Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions. The Capital Securities Guarantee Agreement has been duly executed and delivered by the Guarantee Trustee, and constitutes the legal, valid and binding obligations of the Guarantee Trustee, enforceable against the Guarantee Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions.

        (iii)  The execution, delivery and performance of the Indenture by the Debt Trustee does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Debt Trustee. The execution, delivery and performance of the Declaration by the Property Trustee does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee. The execution, delivery and performance of the Capital Securities Guarantee Agreement by the Guarantee Trustee does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Guarantee Trustee.

         (iv)  No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is required for the execution, delivery or performance by the Debt Trustee of the Indenture. No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is required for the execution, delivery or performance by the Property Trustee of the Declaration. No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is required for the execution, delivery or performance by the Guarantee Trustee of the Capital Securities Guarantee Agreement.

                   (5)  The favorable opinion, dated as of Closing Time, of Stroock & Stroock & Lavan LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters with respect to the legal existence of the Company and the Trust, the Initial Capital Securities, the Indenture, the Capital Securities Guarantee Agreement, this Agreement, the Registration Statement, the Prospectus and other related matters as the Representative may require.

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                  In giving its opinion, Stroock & Stroock & Lavan LLP may rely as to certain matters of (i) Delaware law upon the opinion of Richards, Layton & Finger P.A., counsel for the Offerors, which shall be delivered in accordance with Section 5(b)(2) hereto and (ii) North Carolina law upon the opinion of Smith Helms Mulliss & Moore, L.L.P., which shall be delivered in accordance with Section 5(b)(1) hereto.

                   (6)   The favorable opinion of Stroock & Stroock & Lavan LLP, special tax counsel to the Company and the Trust, as to certain Federal tax matters set forth in the Prospectus under "United States Federal Income Taxation."

               (c)  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Trust or the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus, as amended or supplemented, and the Representative shall have received a certificate of any Senior Vice President or Treasurer or any other authorized officer of the Company and a certificate of a Regular Trustee of the Trust, and dated as of Closing Time, to the effect that (i) there has been no such material adverse change or development involving a prospective material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Trust or the Company, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission, and (v) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Initial Capital Securities, or which in any way affects the validity of the Initial Capital Securities.

          (d)   At the Closing Time, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter or letters (which may refer to letters previously delivered to the Representative), dated as of the Closing Time, in form and substance satisfactory to the Representative, confirming that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                     (1)  They are independent accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

                     (2)  In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

                     (3)  On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

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          (i)  Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Company and the boards of directors and executive committees of its subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

           (ii)  Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Prospectus to the date of the latest available interim financial data; and

           (iii)  Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

          nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:
            (a)  the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations thereunder;

             (b)  any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, for them to be in conformity with generally accepted accounting principles;

              (c)   (i) at the date of the latest available interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in stockholders' equity of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in stockholders' equity of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Prospectus discloses have occurred or may occur, or PricewaterhouseCoopers LLP shall state any specific changes or decreases.

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           (iv)  The letter shall also state that PricewaterhouseCoopers LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Representative and agreed to by PricewaterhouseCoopers LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

In addition, at the time this Agreement is executed, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Representative, to the effect set forth in this subsection (d).

          (e)  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in the immediate prior sub-section or (ii) any change, or development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings or business affairs of the Trust or the Company and its subsidiaries, considered as one enterprise, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Initial Capital Securities as contemplated by the Registration Statement and the Prospectus;

           (f)  At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Initial Capital Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors, in connection with the issuance and sale of the Initial Capital Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Stroock & Stroock & Lavan LLP, counsel for the Underwriters.

           (g)  At Closing Time, at least one "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), has rated the Capital Securities in one of its four highest rating categories and there shall not have occurred any decrease in the ratings of any of the securities of the Company or of the Capital Securities by any nationally recognized statistical rating organization, and no such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company's securities or any of the Capital Securities for a possible downgrade.

           (h)  At Closing Time, the Initial Capital Securities shall have been authorized for listing on the New York Stock Exchange upon notice of issuance.

          (i)  In the event the Underwriters exercise the Option to purchase all or any portion of the Option Capital Securities and the Option Closing Time determined by the Representative pursuant to Section 2 is later than the Closing Time, the obligations of the several Underwriters to purchase and pay for the Option Capital Securities that they shall have respectively agreed to


purchase hereunder are subject to the accuracy of the representations and warranties of the Offerors contained herein, to the performance by the Offerors of their obligations hereunder and to the following additional conditions:

                         (1)  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act shall have been made within the proper time period.

                         (2)  As of the Option Closing Time, the Representative shall have received, each dated as of the Option Closing Time and relating to the Option Capital Securities:

                (i)  The favorable opinions of Smith Helms Mulliss & Moore, L.L.P., counsel for the Company, and of the General Counsel or any Deputy Assistant General Counsel or any Associate General Counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinions required by Section 5(b)(1).

                (ii)  The favorable opinion of Richards Layton & Finger P.A., Special Delaware counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 5(b)(2); and the favorable opinion of Richards Layton & Finger, Special Delaware counsel to The Bank of New York (Delaware), in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 5(b)(3)

                (iii)  The favorable opinion of Emmett, Marvin & Martin, L.L.P., counsel for The Bank of New York, to the same effect as the opinion required by Section 5(b)(4);

                (iv)  The favorable opinion of Stroock & Stroock & Lavan LLP, counsel for the Underwriters to the same effect as the opinion required by Section 5(b)(5);

                (v)  The favorable opinion of Stroock & Stroock & Lavan LLP, special tax counsel to the Company and the Trust to the same effect as the opinion required by Section 5(b)(6);

                (vi)  Certificates with respect to the matters set forth in Section 5(c);

                (vii)  A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriters, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(d) except that the "specified date" in the letter furnished pursuant to this sub-section shall be a date not more than five days prior to the Option Closing Time;

                          (3)   Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in the immediate prior sub-section or (ii) any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings or business affairs of the Trust or the Company and its subsidiaries,

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considered as one enterprise, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Option Capital Securities as contemplated by the Registration Statement and the Prospectus;

                         (4)  At the Option Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Option Capital Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors, in connection with the issuance and sale of the Option Capital Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Stroock & Stroock & Lavan LLP, counsel for the Underwriters;

                       (5)  At the Option Closing Time, there has been no suspension or withdrawal of the authorization for listing the Capital Securities on the New York Stock Exchange.

                         In connection with the sale and purchase of the Initial Capital Securities, if any condition specified in this Section with respect thereto shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Offerors, in writing or by telephone or telegraph confirmed in writing, at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 6, and 7 shall survive any such termination and will remain in full force and effect.

                         In connection with the sale and purchase of the Option Capital Securities, if any condition specified in this Section with respect thereto shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Offerors, in writing or by telephone or telegraph confirmed in writing, at any time at or prior to Option Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 6, and 7 shall survive any such termination and will remain in full force and effect.

                 SECTION 6.  INDEMNIFICATION AND CONTRIBUTION

                 (a)  The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged

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untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Offerors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation thereof, or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of any Trustee, and (ii) such indemnity with respect to the preliminary Prospectus or any final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Capital Securities which are the subject thereof if such person did not receive a copy of the final Prospectus (or the final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Capital Securities to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in any preliminary Prospectus was corrected in the final Prospectus or the final Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Offerors may otherwise have.

             (b)  Each Underwriter severally agrees to indemnify and hold harmless the Company, the Trust, the Trustees and each of the Company's directors, each of the Company's officers who signs the Registration Statement and each of the Trustees who signs the Registration Statement, and each person who controls the Company or the Trust within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Offerors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Offerors by or on behalf of such Underwriter through the Representative specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Offerors acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Initial Capital Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Initial Capital Securities, (ii) the sentences related to concessions and reallowances, (iii) the paragraph related to stabilization and syndicate covering transactions, and (iv) the penultimate paragraph constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus referred to in the foregoing indemnity, and the Representative confirms that such statements are correct.

           (c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any

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indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

           (d)  To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 6 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Offerors on the grounds of policy or otherwise, the Offerors and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Offerors and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities specified in Schedule B hereto and the Offerors are responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Capital Securities) be responsible for any amount in excess of the underwriting discount applicable to the Capital Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Underwriter within the meaning of the 1933 Act shall have the same rights to contribution as such Underwriter, and each person who controls either of the Offerors within the meaning of either the 1933 Act or the 1934 Act, each officer or trustee of the Offerors who shall have signed the Registration Statement and each director or trustee of the Offerors shall have the same rights to contribution as the Offerors, subject in each case to clause (y) of this paragraph (d). Any party

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entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

              (e)  The Company agrees to indemnify the Trust against all losses, claims, damages or liabilities incurred by the Trust under Section 6(a) hereof.

              SECTION 7.  TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Offerors prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared by Federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Capital Securities.

              SECTION 8. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time or at the Option Closing Time, as the case may be, to purchase the Capital Securities that it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

               (a)   if the number of Defaulted Securities does not exceed 10% of the Capital Securities each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

               (b)  if the number of Defaulted Securities exceeds 10% of the Capital Securities this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                         In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Offerors shall have the right to postpone Closing Time or Option Closing Time, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

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            SECTION 9.  NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them at Banc of America Securities LLC, 100 North Tryon Street, 7th Floor, Charlotte, North Carolina 28255, attention of Ileanna Chu, Vice President; notices to the Trust and the Company shall be directed to them at Bank of America Corporation, Corporate Treasury Division, NC1-007-23-01, 100 North Tryon Street, Charlotte, N.C. 28255, attention of Karen A. Gosnell, Senior Vice President.

           SECTION 10.  PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Trust, and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Trust and the Company and their respective successors and the controlling persons and officers, directors and trustees referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Trust and the Company and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Capital Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

           SECTION 11.  GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.

           SECTION 12.  COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

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                         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

                                                                                        Very truly yours,

                                                                                        BANK OF AMERICA CORPORATION

                                                                                        By:  /S/ KAREN A. GOSNELL
                                                                                         Name:  Karen A. Gosnell
                                                                                          Title:  Senior Vice President

                                                                                          BAC CAPITAL TRUST I

                                                                                          By:  /S/ JAMES T. HOUGHTON
                                                                                           Name:  James T. Houghton
                                                                                            Title:  Regular Trustee

                                                                                           By:  /S/ KAREN A. GOSNELL
                                                                                           Name:  Karen A. Gosnell
                                                                                            Title:  Regular Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written:
Banc of America Securities LLC

For itself and as the Representative
of the several Underwriters named in
Schedule A hereto.
By: Banc of America Securities LLC
By: /S/ ILEANA CHU
Name: Ileana Chu
Title: Principal

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SCHEDULE A

NAME OF UNDERWRITER	NUMBER OF CAPITAL SECURITIES

Banc of America Securities LLC	3,844,446
Incapital LLC	600,000
A.G. Edwards & Sons, Inc.	2,222,222
Bear, Stearns & Co. Inc.	2,222,222
First Union Securities, Inc.	2,222,222
Goldman, Sachs & Co.	2,222,222
Lehman Brothers Inc.	2,222,222
Prudential Securities Incorporated	2,222,222
UBS Warburg LLC	2,222,222

Total	20,000,000

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SCHEDULE B

Underwriting Agreement dated December 6, 2001

Registration Statement No. 333-70984

Underwriters: Banc of America Securities LLC
                      Incapital LLC
                      A.G. Edwards & Sons, Inc.
                      Bear, Stearns & Co. Inc.
                      First Union Securities, Inc.
                     Goldman, Sachs & Co.
                     Lehman Brothers Inc.
                     Prudential Securities Incorporated
                    UBS Warburg LLC

Address of Underwriters: c/o Banc of America Securities LLC
                                        100 North Tryon Street, 7th Floor
                                        Charlotte, North Carolina 28255
                                         Attention:

Title, Purchase Price and Description of Securities:

                    Title: BAC Capital Trust I 7% Capital Securities due December 15, 2031

                     1.       The initial public offering price per security for the Capital Securities, determined as provided in said Section 2, shall be $25.00.

                     2.       The purchase price per security for the Capital Securities to be paid by the several Underwriters shall be $25.00, being an amount equal to the initial public offering price set forth above.

                     3.        The compensation per Capital Securities to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be $0.7875.

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